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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We consent to the use of the name of this firm and of certain information contained in our reserve report dated December 31, 1997, prepared for Mariner Energy, Inc. ("Mariner"), in Mariner's Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
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RYDER SCOTT COMPANY PETROLEUM ENGINEERS


Houston, Texas
March 27, 1998